Exhibit 4.25

KB HOME,

Company,

THE EXISTING GUARANTORS PARTY HERETO,

Guarantors,

KB HOME SACRAMENTO INC.,

KB HOME SOUTH BAY INC.,

KB HOME RENO INC.,

KB HOME LAS VEGAS INC.,

KB HOME NEVADA INC.,

KB HOME TAMPA LLC,

KB HOME FORT MYERS LLC,

KB HOME TREASURE COAST LLC,

Additional Guarantors,

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

SIXTH SUPPLEMENTAL INDENTURE

Dated as of January 30, 2012

THIS SIXTH SUPPLEMENTAL INDENTURE (this “Sixth Supplemental Indenture”) is dated as of January 30, 2012 and executed by and between KB Home, a Delaware corporation (the “Company”), the Existing Guarantors (as defined below), KB HOME Sacramento Inc. and KB HOME South Bay Inc., each a California corporation (the “California Guarantors”), KB HOME Reno Inc., KB HOME Las Vegas Inc. and KB HOME Nevada Inc., each a Nevada corporation (the “Nevada Guarantors”) and KB HOME Tampa LLC, KB HOME Fort Myers LLC and KB HOME Treasure Coast LLC, each a Delaware limited liability company (the “Delaware Guarantors,” and together with the California Guarantors and the Nevada Guarantors, the “Additional Guarantors”), and U.S. Bank National Association, a national banking association duly organized and existing under the laws of the United States of America (successor in interest to SunTrust Bank), as Trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company, the Existing Guarantors (other than KB HOME Orlando LLC, a Delaware limited liability company (“KB Orlando”)) and the Trustee have heretofore executed and delivered an Indenture dated as of January 28, 2004 (the “Original Indenture”), providing for the issuance by the Company from time to time of its Securities (as defined in the Original Indenture), a First Supplemental Indenture dated as of January 28, 2004 (the “First Supplemental Indenture”) and a Second Supplemental Indenture dated as of June 30, 2004 (the “Second Supplemental Indenture”);

WHEREAS, the Company, the Existing Guarantors and the Trustee have heretofore executed and delivered a Third Supplemental Indenture dated as of May 1, 2006 (the “Third Supplemental Indenture”), a Fourth Supplemental Indenture dated as of November 9, 2006 (the “Fourth Supplemental Indenture”) and a Fifth Supplemental Indentured dated as of August 17, 2007 (the “Fifth Supplemental Indenture”); the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and this Sixth Supplemental Indenture, is hereinafter called the “Indenture”, which term shall include the terms and provisions of each series of Securities established from time to time pursuant to Section 301 of the Original Indenture);

WHEREAS, pursuant to Articles Two and Three of the Original Indenture, the Company has established (i) by the First Supplemental Indenture, the form and terms of a series of the Company’s Securities designated the “5 3/4% Senior Notes due 2014” (the “2014 Notes”), (ii) by an Officers’ Certificate and Guarantor’s Officers’ Certificate, dated as of December 15, 2004, the form and terms of a series of the Company’s Securities designated the “5-7/8% Senior Notes due 2015” (the “2015 Notes”), (iii) by Officers’ Certificates and Guarantor’s Officers’ Certificates, dated as of June 2, 2005 and June 27, 2005, the form and terms of a series of the Company’s Securities designated the “6-1/4% Senior Notes due 2015” (the “Second 2015 Notes”), (iv) by an Officers’ Certificate and Guarantor’s Officers’ Certificate, dated as of April 3, 2006, the form and terms of a series of the Company’s Securities designated the “7-1/4% Senior Notes due 2018” (the “2018 Notes”) and (v) by an Officers’ Certificate and Guarantor’s Officers’ Certificate, dated as of July 30, 2009, the form and terms of a series of the Company’s Securities designated the “9.100% Senior Notes due 2017” (the “2017 Notes”; and together with the 2014

Notes, the 2015 Notes, the Second 2015 Notes and the 2018 Notes, the “Senior Notes”) (the Officers’ Certificates and Guarantor’s Officers’ Certificates referred to in clauses (ii), (iii), (iv) and (v) of this paragraph are hereinafter called, together, the “Existing Certificates”);

WHEREAS, the Company, the Existing Guarantors and the Additional Guarantors wish to amend and supplement the Indenture to provide for the Additional Guarantors to become Guarantors under the Indenture and to guarantee the obligations of the Company under the Indenture and the Securities (including, without limitation, the Senior Notes) issued thereunder from time to time and any Coupons appertaining thereto, and otherwise to modify the Indenture on the terms set forth in this Sixth Supplemental Indenture; and

WHEREAS, the Company has instructed the Trustee to execute and deliver this Sixth Supplemental Indenture pursuant to the terms of the Original Indenture, and all requirements necessary to make this Sixth Supplemental Indenture a valid instrument in accordance with its terms have been performed and the execution and delivery of this Sixth Supplemental Indenture have been duly authorized in all respects by the Company, each of the Existing Guarantors and each of the Additional Guarantors.

NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Existing Guarantors, the Additional Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the Holders (as defined in the Original Indenture) of the Securities or any series thereof and any Coupons, as follows:

SECTION 1. Definitions.

(a) Terms used herein and not defined herein have the meanings ascribed to such terms in the Original Indenture.

(b) As used in this Sixth Supplemental Indenture, the terms “2014 Notes,” “2015 Notes,” “Second 2015 Notes,” “2018 Notes,” “2017 Notes”, “Additional Guarantors,” “Existing Certificates,” “First Supplemental Indenture,” “Original Indenture,” “Second Supplemental Indenture,” “Third Supplemental Indenture,” “Fourth Supplemental Indenture,” “Fifth Supplemental Indenture,” “Senior Notes,” “Sixth Supplemental Indenture,” “Trustee” and “KB Orlando” have the meanings specified in the recitals hereto and in the paragraph preceding such recitals; and the term “Existing Guarantors” means KB HOME Coastal Inc. and KB HOME Greater Los Angeles Inc., each a California corporation, and KB Orlando.

SECTION 2. Guarantee. The parties hereto covenant and agree that, from and after the date of this Sixth Supplemental Indenture:

(a) each Additional Guarantor shall be a Guarantor under the Original Indenture, the First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture and Fifth Supplemental Indenture as if such Additional Guarantor were an original signatory to each such document and an original Guarantor named therein;

(b) without limitation to the other provisions of this Section 2, each Additional Guarantor shall be a Guarantor under the Indenture with respect to all of the Securities issued and outstanding thereunder from time to time (including, without limitation, the Senior Notes) and any Coupons appertaining thereto on and subject to the terms and provisions of the Indenture (including, without limitation, the terms and provisions of the Existing Certificates);

(c) without limitation to the other provisions of this Section 2, each Additional Guarantor agrees that each of the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture constitutes a valid and binding obligation of such Additional Guarantor, enforceable against such Additional Guarantor in accordance with its terms; and

(d) without limitation to the other provisions of this Section 2, each Additional Guarantor agrees to perform and to comply with all of the covenants and agreements of a Guarantor in the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture, the Fifth Supplemental Indenture and each of the Existing Certificates, in each case as if such Additional Guarantor were an original signatory thereto and an original Guarantor named therein.

(e) without limitation to the other provisions of this Section 2, the Existing Guarantors hereby affirm their Guarantees and obligations under the Indenture.

SECTION 3. Governing Law; Sixth Supplemental Indenture. This Sixth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in said State. The terms and conditions of this Sixth Supplemental Indenture shall be, and be deemed to be, part of the terms and conditions of the Indenture for any and all purposes. Other than as amended and supplemented by this Sixth Supplemental Indenture, the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture is in all respects ratified and confirmed.

SECTION 4. Acceptance by Trustee. Subject to Section 7 hereof, the Trustee hereby accepts this Sixth Supplemental Indenture and agrees to perform the same upon the terms and conditions set forth in the Original Indenture, as amended and supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture.

SECTION 5. Counterparts. This Sixth Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

SECTION 6. Headings. The headings of this Sixth Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 7. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company, the Existing Guarantors and the Additional Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixth Supplemental Indenture, except as to its validity with respect to the Trustee.

SECTION 8. Separability. In case any one or more of the provisions contained in this Sixth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not, to the fullest extent permitted by law, in any way be affected or impaired thereby.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, and their respective seals to be hereunto affixed, all as of the day and year first above written.

“Company”:	KB HOME

	By:	/s/ Jeffrey Mezger
Jeffrey Mezger
President and Chief Executive Officer

[SEAL]

Attest:

/s/ Tony Richelieu
Tony Richelieu
Assistant Corporate Secretary

“Existing Guarantors”:	KB HOME ORLANDO LLC, a Delaware limited liability company

By: KB HOME FLORIDA LLC, a Delaware limited liability company, its sole member

	By:	/s/ William R. Hollinger
William R. Hollinger
Vice President

[SEAL]

Attest:

/s/ Tony Richelieu
Tony Richelieu
Secretary

KB HOME COASTAL INC., a California corporation

By:	/s/ William R. Hollinger
William R. Hollinger
Vice President

[SEAL]

Attest:

/s/ Tony Richelieu
Tony Richelieu
Secretary

KB HOME GREATER LOS ANGELES INC., a California corporation

By:	/s/ William R. Hollinger
William R. Hollinger
Vice President

[SEAL]

Attest:

/s/ Tony Richelieu
Tony Richelieu
Secretary

“Additional Guarantors”:	KB HOME SACRAMENTO INC., a California corporation

	By:	/s/ William R. Hollinger
William R. Hollinger
Vice President

[SEAL]

Attest:

/s/ Tony Richelieu
Tony Richelieu
Secretary

KB HOME SOUTH BAY INC., a California corporation

By:	/s/ William R. Hollinger
William R. Hollinger
Vice President

[SEAL]

Attest:

/s/ Tony Richelieu
Tony Richelieu Secretary

KB HOME RENO INC., a Nevada corporation

By:	/s/ William R. Hollinger
William R. Hollinger
Vice President

[SEAL]

Attest:

/s/ Tony Richelieu
Tony Richelieu Secretary

KB HOME LAS VEGAS INC., a Nevada corporation

By:	/s/ William R. Hollinger
William R. Hollinger
Vice President

[SEAL]

Attest:

/s/ Tony Richelieu
Tony Richelieu Secretary

KB HOME NEVADA INC., a Nevada corporation

By:	/s/ William R. Hollinger
William R. Hollinger
Vice President

[SEAL]

Attest:

/s/ Tony Richelieu
Tony Richelieu Secretary

KB HOME TAMPA LLC, a Delaware limited liability company

KB HOME FORT MYERS LLC, a Delaware limited liability company

KB HOME TREASURE COAST LLC, a Delaware limited liability company

By: KB HOME FLORIDA LLC, a Delaware limited liability company, its sole member

By:	/s/ William R. Hollinger
William R. Hollinger
Vice President

[SEAL]

Attest:

/s/ Tony Richelieu
Tony Richelieu
Secretary

“Trustee”:		U.S. BANK NATIONAL ASSOCIATION,
as Trustee

	By:	/s/ Muriel Shaw
Name: Muriel Shaw
Title: Assistant Vice President

[SEAL]

Attest:

/s/ Jack Ellerin
Name: Jack Ellerin Title: Vice President